UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

02-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2005, the Board of Directors of Concur Technologies, Inc. appointed Jeffrey T. Seely as a member of the Board of Directors, effective immediately. Mr. Seely was designated as a Class I director; his term will expire at the 2006 annual meeting of stockholders. Mr. Seely was also appointed to serve as a member of Concur’s Audit Committee.

Mr. Seely has served President and Chief Executive Officer of ShareBuilder Corporation, an online brokerage company, since 1998 and as its Chairman since 2002. Prior to joining ShareBuilder, Mr. Seeley served as a senior investment banker at Robertson Stephens & Company from 1994 to 1998, and held senior banking positions with Dean Witter Reynolds from 1990 to 1994 and Smith Barney, Harris Upham & Co. from 1983 to 1990. Mr. Seely has a B.A. in Economics from St. Lawrence University and an M.B.A from Columbia University Business School.

On November 1, 2005, Concur issued a press release announcing the events described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated November 1, 2005 announcing appointment of Jeffrey T. Seely to Concur’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005	CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated November 1, 2005 announcing appointment of Jeffrey T. Seely to Concur’s Board of Directors.